                          MARKET FINANCIAL CORPORATION
                              (an Ohio corporation)

                 Up to                   Shares of Common Stock
                                 (No Par Value)

                                AGENCY AGREEMENT

                                 August __, 1996

Charles Webb & Company
211 Bradenton
Dublin, Ohio 43017

Gentlemen and Ladies:

     Market Financial Corporation, an Ohio corporation ("Company"), and The Market Building and Saving Company, an Ohio mutual savings and loan association ("Bank"), hereby confirm their agreement with Charles Webb & Company ("Webb" or "Agent" or "you"), as follows:

     INTRODUCTION. The Bank is converting from an Ohio-chartered mutual savings and loan association bank to an Ohio-chartered permanent capital stock savings and loan association pursuant to the Home Owners' Loan Act ("HOLA") Part 563b of the Code of Federal Regulations as administered by the Office of Thrift Supervision ("OTS") and the Ohio _________ Act and the rules and regulations promulgated thereunder by the Superintendent of the Division of Financial Institutions of the Department of Commerce of the State of Ohio (the "Superintendent") (such federal and state statutes and regulations are hereinafter referred to collectively as the "Conversion Regulations"). The Bank has filed with the OTS an Application For Conversion on Form AC (the "Conversion Application"), and has filed with the Superintendent an Application For Approval to Convert to a Stock Savings and Loan Association (the "Ohio Application"), and all amendments and supplements, if any required to the date hereof have also been filed. The Conversion Application and the Ohio Application include among other things, the Bank's Plan of Conversion, as amended ("Plan"), and the Bank's proxy statement ("Proxy Statement") for the Special Meeting of Members, to be held on _______, 1996. The Company has filed with the OTS an Application on Form H-(e)1-S (the "Holding Company Application"), and all amendments and supplements, if any required to the date hereof have also been filed to obtain approval to acquire the outstanding common stock of the Bank. Prior to the date hereof, the Plan has been adopted by the Board of Directors of the Bank and approved by the Superintendent and OTS subject to certain conditions. Pursuant to the Plan: (i) the Bank will convert from an Ohio-chartered mutual savings and loan association to an Ohio-chartered capital stock savings and loan association; (ii) all of the issued and outstanding stock of the Bank will be issued to the Company; and (iii) the Company will issue and sell the Common Stock (as defined below) in a subscription offering ("Subscription Offering"), a community offering ("Community Offering") and a syndicated community offering ("Syndicated Community Offering"), if necessary, each of which is described in the Plan and are collectively referred to herein as the "Offerings. " Collectively, these transactions are referred to herein as the "Conversion."

Charles Webb & Company
Page 2
August __, 1996


     The Company has _________ shares of authorized capital stock, of which __________ shares are common stock, without par value ("Common Stock"), and
__________ shares are preferred stock, without par value. Pursuant to the Plan, the Company is offering in the Subscription Offering by way of nontransferable subscription rights, Common Stock in order of priority to (i) "Eligible Account Holders" (savings account holders whose deposits in the Bank totaled $50 or more at the close of business on December 31, 1994); (ii) the Bank's tax qualified Employee Stock Ownership Plan (the "ESOP"); (iii) "Supplemental Eligible Account Holders" (savings account holders who are not Eligible Account Holders and whose deposits in the Bank totaled $50 or more at the close of business on June 30,
1996); and (iv) members of the Bank who are not Eligible Account Holders or Supplemental Account Holders, as of the voting record date (the "Voting Record Date") for the Special Meeting of Members called to vote on the Conversion ("Other Eligible Members"). Subject to the prior rights of holders of subscription rights, the Company is offering the shares of Common Stock not subscribed for in the Subscription Offering for sale in the Community Offering to certain members of the general public, with preference given to natural persons residing in Hamilton County, Ohio. Except for the ESOP, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Eligible Member may purchase more than 2.0 % of the total number of shares of Common Stock offered in the Subscription Offering and no person, together with such person's associates, may purchase more than 4% of the Common Stock offered in the Conversion. Such purchase limitations are subject to increase at the sole discretion of the Bank and the Company. Any Common Stock not subscribed for in the Subscription Offering and Community Offering may be sold in the Syndicated Community Offering. The Board of Directors of the Bank and the Company may reject any subscriptions, in whole or in part, received from the general public in the Community Offering or Syndicated Community Offering.

     The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement on Form S-1, including such amendments and any supplements thereto (File No. 333-_____) ("Registration Statement"), containing a prospectus relating to the Offerings, for the registration of the Common Stock under the Securities Act of 1933, as amended (" 1933 Act"), and has filed such amended prospectuses as may have been required as of the date hereof. The prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "prospectus, " except that if the prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act ("1933 Act Regulations") differs from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus from and after the time it is filed with or mailed to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations.

     SECTION 1. RETENTION OF WEBB: COMPENSATION; SALE AND DELIVERY OF THE SHARES. Subject to the terms and conditions herein set forth, the Bank and the Company hereby appoint Webb as their agent to utilize its best efforts to solicit subscriptions for the Common Stock in accordance with

Charles Webb & Company
Page 3
August __, 1996


the terms of this Agency Agreement ("Agreement") and the Prospectus.

     On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Webb accepts such appointment and agrees to consult with and advise the Bank and the Company as to the conversion services set forth in Exhibit A to the letter agreement between Webb and the Bank dated March 27, 1996 ("Letter Agreement"). During the term of this Agreement, Webb will have the exclusive right to perform such conversion services. Such right of exclusivity means that neither the Company nor the Bank shall retain, directly or indirectly, any other financial advisor or investment banker to perform such services during the term of this engagement or as may be hereafter extended.

     The Company and the Bank acknowledge that Webb is not required to purchase any Common Stock and is not obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. Webb and the Bank may jointly determine to engage additional broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for shares of the Common Stock ("Sub-Agents") in the Syndicated Community Offering.

     The obligations of Webb hereunder shall terminate upon the completion, termination or abandonment of the Plan by the Bank or upon termination of the Subscription Offering and Community Offering, but in no event later than March 31, 1997 ("End Date"). All unpaid fees and expenses due to Webb will be payable to Webb in immediately available funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. If the Subscription Offering and Community Offering are extended beyond the End Date, the Bank and Webb may agree to renew this Agreement under mutually acceptable terms.

     If the Company is unable to sell a minimum of ________ shares of the Common Stock (or such lesser amount as the Superintendent and the OTS may permit) within the period herein provided, this Agreement shall terminate, and the Bank shall refund to all persons who have subscribed for any of the shares of Common Stock the full amount which it may have received from them plus accrued interest as set forth in the Prospectus. If this Agreement shall terminate pursuant to the previous sentence, none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 1 and in Sections 2, 7, 8 and 10 hereof.

     If the closing of the Conversion does not occur, the Conversion is terminated or abandoned, or the terms of the Conversion are amended so as to materially and adversely affect the role of Webb, Webb shall be paid the fees due to it through the date of such termination, abandonment or amendment together with reimbursement for reasonable legal fees and reasonable out-of-pocket expenses upon such termination, abandonment or amendment within five (5) days of such event.

Charles Webb & Company
Page 4
August __, 1996


     In addition to the reimbursement of expenses specified in Section 2, the Company and the Bank, jointly and severally, agree to pay Webb the following fees as compensation for Webb's services hereunder:

     (a) a management fee of $25,000 which is hereby acknowledged to have been paid;

     (b) a fee of 1.5% of the aggregate actual purchase price of the shares of Common Stock sold in the Subscription Offering and Community Offering, excluding those shares purchased by the Bank's officers, directors and employees (or members of their "immediate families,") or by any ESOP, tax-qualified or stock-based compensation plans (except IRAs) or similar plan created by the Bank for some or all of its directors or employees. The management fee described in Paragraph 7(a) will be deducted from this success fee;

     (c) for any shares of Common Stock sold by Sub-Agents (excluding shares purchased by officers, directors and employees, or members of their immediate families, of the Bank or by the ESOP) during the Syndicated Community Offering, a fee of 5.5 % of the aggregate purchase price of the shares of Common Stock sold by Sub-Agents shall be paid to Webb and Webb will pass on to the selling Sub-Agents an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment;

     (d) a fee of $6,500 for performance of conversion agent and other data processing duties, which duties Webb shall sub-contract.

     SECTION 2. PAYMENT OF EXPENSES. Whether or not the Conversion is completed, the Company and the Bank jointly and severally agree to pay all expenses incident to the performance of the obligations of the Company and the Bank under this Agreement, including but not limited to the following: (i) the preparation, printing, issuance and delivery of certificates for the Common Stock; (ii) the fees and disbursements of the Company's and the Bank's counsel, accountants and other advisors; (iii) the qualification of the Common Stock under all applicable Blue Sky Laws, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky survey; (iv) the printing and delivery to Webb in such quantities as Webb shall reasonably request of copies of the Registration Statement, the Prospectus, the Proxy Statement, the Conversion Application, the Ohio Application and the Holding Company Application as originally filed and as amended or supplemented and all other documents in connection with the Conversion and this Agreement;
(v) filing fees incurred in connection with the review of the Subscription Offering and Community Offering by the Commission and by the NASD; (vi) the fees for listing the shares on the Nasdaq Small Cap Market; (vii) fees and expenses relating to the preparation of the independent appraisal and all updates thereof; (viii) fees and expenses relating to advertising expenses, temporary personnel expenses and, conversion center expenses,

Charles Webb & Company
Page 5
August __, 1996

investor meeting expenses, and other miscellaneous expenses relating to the marketing of the Common Stock by the Agent; (ix) the fees and charges of any transfer agent, registrar and other agents; and (x) all reasonable out-of-pocket expenses of Webb and expenses of Webb's counsel not to exceed $25,000 incurred in connection with the Conversion.

     SECTION 3. CLOSING DATE: RELEASE OF FUNDS AND DELIVERY OF CERTIFICATES. If all conditions precedent to the consummation of the Conversion are satisfied, including, without limitation, the sale of all Common Stock required by the Plan, the Company agrees to issue or have issued the Common Stock sold in the Offerings and to release for delivery certificates for such Common Stock on the Closing Date (as hereinafter defined) against payment therefor by release of funds from the special interest-bearing account referred to in the Prospectus and by the authorized withdrawal of funds from deposit accounts of Eligible Account Holders, Supplemental Eligible Account Holders, Other Eligible Members and other subscribers in accordance with the Plan; provided, however, that no funds shall be released to the Company or withdrawn until the conditions specified in Section 9 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. Such release, withdrawal and payment shall be made at such date and time at the offices of Luse Lehman Gorman Pomerenk & Schick, or such other place selected by the Agent, which date, time and place are mutually acceptable to the Bank and the Company and Webb, on at least two business days' prior notice to the Bank and Company (it being understood that such business day shall not be more than 10 business days after termination of the Subscription Offering and Community Offering unless an amendment to the Registration Statement is required), or such other time or place as shall be agreed upon by the Agent, the Bank and the Company. Certificates for Common Stock shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Common Stock sold in the Subscription Offering and Community Offering, according to the terms hereof, are herein called the "Closing Date."

     SECTION 4. PROSPECTUS; SUBSCRIPTION OFFERING, COMMUNITY OFFERING AND SYNDICATED COMMUNITY OFFERING. The Common Stock shall be offered in the Subscription Offering and Community Offering and in the Syndicated Community Offering, if any, at the purchase price as set forth on the cover page of the Prospectus. That price or the number of shares offered may be changed by the Company and the Bank, after consultation with the Agent, with such approval of the Superintendent or the OTS, if required.

     SECTION 5. REPRESENTATIONS AND WARRANTIES. The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

     (a) The Plan has been adopted by the Board of Directors of the Bank by the requisite vote required by the Conversion Regulations.

Charles Webb & Company
Page 6
August __, 1996

     (b) The Registration Statement was declared effective by the Commission on ____, 1996. At the time the Registration Statement became effective, the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, any preliminary or final Prospectus, Proxy Statement, any Blue Sky Application or any Sales Document (as such terms are defined previously herein or in Section 7 hereof) authorized by the Company or the Bank for use in connection with the Offerings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Prospectus was filed with or mailed to the Commission for filing under Rule 424(b) of the 1933 Act Regulations, the Registration Statement, any preliminary or final Prospectus, any Proxy Statement, any Blue Sky Application or any Sales Document (as such terms are defined previously herein or in Section 7 hereof), authorized by the Company or the Bank for use in connection with the Offerings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties in this Section 5(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by Webb expressly regarding Webb for use in the Prospectus under the caption "The Conversion- Marketing Plan."

     (c)(i) The Bank has filed the Ohio Application with the Superintendent. The Superintendent approved the Plan on _______, 1996, and the Superintendent has approved use of the Proxy Statement of the Bank. No order has been issued by or is pending before the Superintendent preventing, suspending or revoking such approval; and, to the best knowledge of the Company and the Bank, no person has sought to obtain review of the final action of the Superintendent in approving the Plan. At the time of the approval of the Plan by the Superintendent, the Plan complied as to form in all material respects with the Conversion Regulations. As of the date hereof, the Ohio Application complies as to form in all material respects with the Conversion Regulations. At the time of approval of the Ohio Application, the Ohio Application, including the Proxy Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (ii) The Bank has filed the Conversion Application with the OTS. The OTS approved the Conversion Application, including the Plan contained therein, on ________, 1996, and the OTS has approved use of the proxy materials and
prospectus.   No order has been issued by or is pending before the OTS
preventing, suspending or revoking such advice; and, to the best knowledge of the Company and the Bank, no person has sought to obtain review of such action by the OTS. At the time of the action on the Conversion Application by the OTS, the Conversion Application complied as to form in all material respects with the Conversion Regulations. As of the date hereof, the

Charles Webb & Company
Page 7
August __, 1996

Conversion Application complies as to form in all material respects with the Conversion Regulations. At the time of approval of the Conversion Application, the Conversion Application, including the Proxy Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) The Company has filed the Holding Company Application with the OTS. The OTS approved the Holding Company Application on ____, 1996, subject to certain conditions. No order has been issued by or is pending before the OTS preventing, suspending or revoking such approval; and, to the best knowledge of the Company and the Bank, no person has sought to obtain review of the final action of the OTS in approving the Holding Company Application.

     (e) The Prospectus has been approved by the Superintendent and the OTS and has been declared effective by the Commission. The Prospectus contained in the Conversion Application and the Ohio Application complies as to form, and at ______, 1996 complied as to form, in all material respects with the Conversion Regulations, the 1933 Act and the 1933 Act Regulations. No order has been issued by the Superintendent, the Commission, the OTS, or any Blue Sky authority preventing or suspending the use of the Prospectus, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the best knowledge of the Company or the Bank, threatened.

     (f) Keller & Co., Inc. ("Keller"), the firm that prepared the independent appraisal dated as of __________, 1996, and updated on ______, 1996, has advised the Bank that it is independent with respect to the Company and the Bank within the meaning of the Conversion Regulations.

     (g) Grant Thornton, LLP, the firm that certified the financial statements filed as part of the Registration Statement, has advised the Company and the Bank that it is independent with respect to the Company and the Bank as required by the 1933 Act, the 1933 Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants and the Conversion Regulations, and nothing has come to the attention of the Company or the Bank which causes them to believe that Grant Thornton, LLP is not independent within the meaning of such provisions.

     (h) The financial statements and notes thereto included in the Registration Statement, the Conversion Application and the Ohio Application and which are part of the Prospectus present fairly the financial condition, results of operations, retained earnings and cash flows of the Bank for the dates indicated and for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, and generally accepted accounting principles ("GAAP") applied consistently during the periods involved. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein at the respective dates

Charles Webb & Company
Page 8
August __, 1996

thereof and for the respective periods covered thereby on a basis consistent with the audited financial statements of the Bank included in the Prospectus, and the pro forma adjustments made therein have been properly applied on the basis described therein.

     (i) Since the respective dates as of which information is given in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company or the Bank, considered as one enterprise, or in the results of operations, earnings, capital, properties, business or affairs of the Bank or the Company, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt or non-performing assets of the Bank; (iii) there has not been any material decrease in retained earnings, reserves or total assets of the Bank; (iv) neither the Company nor the Bank has issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (v) there have not been any material transactions entered into by the Company or the Bank, except those transactions entered into by the Bank in the ordinary course of business; (vi) there has been no material legal proceeding or employee grievances initiated against the Bank or the Company; (vii) there has been no material change in management of the Bank or the Company; and (viii) the capitalization, liabilities, assets, properties and business of the Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus. Neither the Company nor the Bank has any material liability of any kind, except as set forth in the Prospectus.

     (j) The Bank has been organized and is a validly existing Ohio state-chartered mutual savings and loan association and upon the Conversion will become a duly organized and validly existing Ohio state-chartered permanent capital stock savings and loan association, in both instances duly authorized to conduct its business and own its properties as described in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus. The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business. The Bank is existing under the laws of the State of Ohio and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification except where failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Bank. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus. Upon completion of the sale of the Common Stock contemplated by the Prospectus,
(i) the Bank will be converted pursuant to the Plan to an Ohio state-chartered permanent capital stock savings and loan association; (ii) all of the issued and outstanding capital stock of the Bank will be owned by the Company and (iii) the Company will have no direct subsidiaries other than the Bank. The Conversion will have been effected in all material respects in accordance with all applicable statutes,

Charles Webb & Company
Page 9
August __, 1996

regulations, decisions and orders; and, except with respect to the filing of certain post-Conversion reports and documents, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the Superintendent and the OTS, if any, will have been complied with by the Company and the Bank or appropriate waivers will have been obtained and all notice and waiting periods will have been satisfied, waived or elapsed.

     (k) The Bank is a member of the Federal Home Loan Bank of Cincinnati. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") as administered by the FDIC up to the maximum amount allowed under law. No proceedings for the termination or revocation of such membership or insurance coverage are pending or, to the best knowledge of the Company and the Bank, threatened.

     (l) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be as set forth in the Prospectus under the caption "Capitalization;" no shares of Common Stock or other equity securities of the Company, other than shares of Common Stock issued in connection with the incorporation of the Company, have been or will be issued and outstanding prior to the Closing Date; the Common Stock has been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued and fully paid and non-assessable. Except as disclosed in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus, there are no preemptive or similar rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as disclosed in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus. Upon the issuance of the Common Stock, good title to the Common Stock will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

     (m) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification except where failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company. The Company has obtained all licenses,

Charles Webb & Company
Page 10
August __, 1996

permits and other governmental authorizations currently required for the conduct of its business, except where failure to obtain such licenses, permits or authorizations which individually or in the aggregate would not have a material adverse effect on the financial condition or results of operations of the Company and the Bank taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect; and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

     (n) Neither the Company nor the Bank is in violation of its Articles of Incorporation, Code of Regulation, Constitution or bylaws (and the Bank will not be in violation of its Articles of Incorporation, Constitution or bylaws in capital stock form upon consummation of the Conversion) or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and this Agreement has been validly executed and delivered by the Company and the Bank and is the valid, legal and binding agreement of the Company and the Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the Articles of Incorporation, Code of Regulation or bylaws of the Company, the Articles of Incorporation, Constitution or bylaws of the Bank (in either mutual or capital stock form), or any contract, lease or other instrument to which the Company or the Bank is a party or in which the Company or the Bank is a party or in which the Company, the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Bank, except for such violations which would not have a material adverse effect on the financial condition or results of operations of the Company or the Bank, taken as a whole, or (iii) with the exception of the liquidation account established in the Conversion in accordance with the Conversion Regulations, result in the creation of any lien, charge or encumbrance upon any property of the Company or the Bank.

     (o) The Company and the Bank have all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the capital stock of the Bank and the Common Stock as provided in the Plan and as described in the Prospectus.

Charles Webb & Company
Page 11
August __, 1996


     (p) The Company and the Bank have good and marketable title to all properties and assets that are material to the business of the Company and the Bank and to those properties and assets described in the Registration Statement and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, or restrictions, except as such are described in the Registration Statement, the Conversion Application, the Ohio Application or the Prospectus or which do not have a material adverse effect on the business of the Company and the Bank taken as a whole; and all of the leases and subleases material to the business of the Company and the Bank under which the Company or the Bank hold properties, including those described in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus, are in full force and effect.

     (q) The Company and the Bank are not in violation of any directive from the Superintendent, the OTS, or any other governmental agency or authority to make any change in the method of conducting their businesses so as to comply with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Superintendent and the OTS) and, except as set forth in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus, there is no suit, proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Company and the Bank, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus or which might result in any material adverse change in the condition, financial or otherwise, earnings, capital, properties or affairs of the Company or the Bank.

     (r) The Plan has been approved by the Superintendent and the OTS, subject to certain conditions. To the best knowledge of the Company and the Bank, no person has sought to obtain review of the actions of the Superintendent or the OTS with respect to the Plan, the Conversion or the Holding Company Application.

     (s) The Bank has received an opinion of its counsel, Vorys, Sater, Seymour and Pease, with respect to the federal income tax consequences and Grant Thornton, LLP, with respect to the Ohio tax consequences of the Conversion as described in the Prospectus; and the facts and representations upon which such opinions are based are true, accurate and complete, and neither the Bank nor the Company has taken any action inconsistent therewith.

     (t) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default on the part of the Company or the Bank, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Bank is a party or by which any of them or any of their property is bound or affected in any respect which, in any individual case or in the aggregate, would have a material adverse effect on the business,

Charles Webb & Company
Page 12
August __, 1996


results of operations, financial condition or affairs of the Company or the Bank; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder, under circumstances where such action or proceeding, if determined adversely to the Company or the Bank, would have a material adverse effect on the Company and the Bank. taken as a whole.

     (u) Subsequent to the respective dates as of which information is given in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and the Bank.

     (v) The Company and the Bank have filed all federal, state and local tax returns required to be filed and have made timely payments of all taxes due and payable with respect to such returns, except where permitted to be extended and no deficiency has been asserted with respect thereto by any taxing authority.

     (w) Neither the Company, the Bank nor, to the best knowledge of the Company and the Bank, any of their respective employees has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside by the Company or the Bank to be used for any payment prohibited by law.

     (x) Neither the Bank nor the Company has: (i) placed any securities within the last 18 months (except for liabilities incurred in the ordinary course of business or described in the Prospectus); (ii) had any dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the transactions contemplated hereby and routine purchases and sales of U.S. government and agency securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement; or (iv) engaged any intermediary between the Agent and the Company or the Bank in connection with the offering of Common Stock, and no person has been or shall be compensated in any manner for such service

     (y) As of the date hereof, the Company and the Bank have taken all necessary corporate action to file such applications for registration or qualification in the jurisdictions selected by the Company and the Bank in which the Common Stock will be offered for sale and which require such registration or qualification.

Charles Webb & Company
Page 13
August __, 1996


     (z) All documents delivered by the Bank or the Company or their representatives in connection with the issuance and sale of the Common Stock, or in connection with Webb's exercise of due diligence, were on the dates on which they were delivered, complete in all material respects.

     (aa) The records of account holders, depositors, borrowers and other members of the Bank are accurate and complete in all material respects. Webb shall have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise' based upon such records.

     (bb) To the best knowledge of the Company and the Bank, the Company and the Bank are in compliance with all laws, rules and regulations relating to environmental protection, and neither the Company nor the Bank has been notified or is otherwise aware that either of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state law. To the best knowledge of the Company and the Bank, no action, suits, regulatory investigations or other proceedings pending, or to the best knowledge of the Company and the Bank, threatened against the Company or the Bank relating to environmental protection, nor does the Company or the Bank have any reason to believe any such proceedings may be brought against either of them. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties of the Company or the Bank.

     Any certificate signed by an officer of the Bank or of the Company and delivered to the Agent or its counsel in connection with this Agreement shall be deemed to be a representation and warranty by the Bank or the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

     SECTION 6. COVENANTS OF THE COMPANY AND BANK. The Company and the Bank hereby jointly and severally covenant with you as follows:

     (a) At any time after the date the Registration Statement is declared effective and the Conversion Application, the Ohio Application and the Holding Company Application are approved, the Company and the Bank will not file any amendment or supplement to the Registration Statement, the Conversion Application, the Ohio Application or the Holding Company Application without providing you and your counsel an opportunity to review such amendment or to which amendment you or your counsel shall reasonably object.

     (b) The Company and the Bank will use their best efforts to cause any post-effective

Charles Webb & Company
Page 14
August __, 1996

amendments to the Registration Statement to be declared effective by the Commission and any post-approval amendments to the Conversion Application, the Ohio Application or the Holding Company Application to be approved by the Superintendent and the OTS, as applicable. The Company and the Bank will notify you: (i) when the Registration Statement has become effective and each of the Conversion Application, the Ohio Application and the Holding Company Application has been approved; (ii) of the receipt of any comments from the Commission, the Superintendent, the OTS or any other governmental entity with respect to the transactions contemplated by this Agreement; (iii) of the request by the Commission, the Superintendent, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, the Ohio Application or the Holding Company Application or for additional information; (iv) of the issuance by the Commission, the Superintendent, the OTS or any other governmental entity of any order or other action suspending the Offerings or the use of the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application or the Prospectus or any other filing of the Company and the Bank under the Conversion Regulations or other applicable law, or the threat of any such action; (v) the issuance by the Commission, the Superintendent or OTS or any other authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application, the Ohio Application or the Holding Company Application or of the initiation or threat of initiation or threat of any proceedings for those purposes; or (vi) of the occurrence of any event mentioned in paragraph (g) below. The Company and the Bank will make every reasonable effort to prevent the issuance by the Commission, the Superintendent, the OTS or any other authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

     (c) The Company will notify you of its intention to file, and will allow you reasonable time to review prior to filing, any amendment or supplement to the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application or the Prospectus and will not file any such amendment or supplement to which you shall reasonably object or which shall be reasonably disapproved by your counsel.

     (d) The Company and the Bank will deliver to you and to your counsel two conformed copies, with all exhibits, of each of the Conversion Application, the Ohio Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. In addition, the Company and the Bank will also deliver to you such number of copies of the Prospectus, as amended or supplemented, as you may reasonably request.

     (e) The Company will furnish to you, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as you may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act

Charles Webb & Company
Page 15
August __, 1996

Regulations, the 1934 Act or the 1934 Act Regulations. The Company authorizes the Agent to use the Prospectus for any lawful manner in connection with the sale of the Common Stock by the Agent.

     (f) The Company and the Bank will comply with any and all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Superintendent, the OTS, applicable state law, the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, to be complied with subsequent to the Closing Date. During the period prior to the Closing Date and when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the Commission, the Superintendent, the OTS, applicable state law, the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 of the 1934 Act Regulations, in each case as from time to time in force, in accordance with the provisions hereof and the Prospectus.

     (g) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel to Webb, to amend or supplement the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application or the Prospectus in order to make the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application or the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will, at their expense, prepare and file such amendment or supplement with the Commission, the Superintendent and the OTS, as applicable, and furnish to you a reasonable number of copies of all amendments or supplements to the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application or the Prospectus (in form and substance satisfactory to you and your counsel after a reasonable time for review) so that, as amended or supplemented, the Registration Statement, Conversion Application, the Ohio Application, the Holding Company Application and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Bank each will timely furnish to you such information with respect to itself as you may from time to time request.

     (h) The Company and the Bank will take all necessary actions, in cooperation with you, and furnish such information as may be required to qualify or register the Common Stock for offering and sale by the Company under the applicable securities laws and regulations (collectively, the "Blue Sky Laws") of such jurisdictions as you may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Common Stock shall have been qualified or registered as above provided, the Company will make

Charles Webb & Company
Page 16
August __, 1996

and file such statements and reports in each fiscal period as are or may be required by the Blue Sky Laws of such jurisdiction.

     (i) The Company will not for a period of 90 days after the Closing Date, without your prior written consent, offer for sale, sell or issue, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable for common stock, other than the Common Stock or other than in connection with any plan or arrangement described in the Prospectus.

     (j) During the period during which the Common Stock is registered under the 1934 Act or for three years from the Closing Date, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report to stockholders meeting the requirements of the 1934 Act and the 1934 Act Regulations (including consolidated statements of financial condition, operations, stockholders' equity and cash flows of the Company and its subsidiary as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X of the Commission).

     (k) For three years after the Closing Date, the Company will furnish to
Webb: (i) as soon as publicly available, a copy of each report of the Company furnished generally to stockholders or furnished to or filed with the Commission under the 1934 Act or the 1934 Act Regulations or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with the Commission, the Superintendent, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release released by the Company and such additional documents and information with respect to the Company or the Bank as Webb may reasonably request, and (ii) from time to time, such other non-confidential information concerning the Company and the Bank as you may reasonably request.

     (l) The Company and the Bank will use the net proceeds of the Offerings in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (m) Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the Plan and the requirements of the Conversion Regulations.

     (n) The Bank and the Company will conduct the Conversion in accordance with the Plan, all applicable laws and regulations and in the manner described in the Prospectus.

Charles Webb & Company
Page 17
August __, 1996

     (o) Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the Blue Sky Laws of any state in which the Common Stock is qualified for sale, neither the Company nor the Bank will distribute any prospectus as defined in the 1933 Act in connection with the offer and sale of the Common Stock.

     (p) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in Rule 158) of the Registration Statement.

     (q) The Company will file with the Commission a report on Form SR pursuant to Rule 463 of the 1933 Act Regulations.

     (r) The Company will register the Common Stock under Section 12(g) of the 1934 Act.

     (s) The Company will use its best efforts to obtain approval for and maintain quotation of the shares on the Nasdaq Small Cap Market effective on or prior to the Closing Date.

     (t) The Bank will maintain appropriate arrangements for depositing all subscription funds to purchase Common Stock in the Conversion in an interest-bearing account at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Common Stock in the Offerings in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit each subscriber's funds to be separately insured by the Federal Deposit Insurance Corporation (to the maximum extent allowable by law) and to enable the Bank to make appropriate refunds of such funds if required in accordance with the Plan and as described in the Prospectus.

     (u) The Company will promptly register, if so required, as a savings and loan holding company under the applicable Federal and Ohio laws.

     (v) The Company will take such actions and furnish such information as is reasonably requested by the Agent to ensure compliance with the NASD "Interpretation on Free Riding and Withholding."

     (w) The Company and the Bank will conduct their businesses in material compliance with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the Superintendent, the OTS, the FDIC and

Charles Webb & Company
Page 18
August __, 1996

the Federal Reserve Board.

     (x) The Bank will not amend the Plan without notifying the Agent prior thereto.

     (y) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank will: (i) issue any securities or incur any liability or obligations, direct or contingent, for borrowed money, except borrowing from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or
(ii) enter into any transaction that is material in light of the business and properties of the Company and the Bank, excluding origination, purchase and sale of loans in the ordinary course of its business.

     (z) Neither the Bank nor the Company will take, directly or indirectly, any action designed to or which has constituted or which reasonably might be expected to cause or result, under the 1934 Act or otherwise, in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

     (aa) The Company and the Bank will comply with each and every undertaking or commitment made by them under Blue Sky Laws, including, without limitation, each and every undertaking or commitment made in connection with the Offerings.

     (bb) The Company and the Bank will use their best efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 9 hereof.

     (cc) The records of account holders, depositors, borrowers and other members of the Bank are complete in all material respects. Webb shall have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records.

     SECTION 7. INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless Webb, its officers, directors, agents, servants and employees and each person, if any, who controls Webb within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to any and all amounts paid in settlement of any claim or litigation) that Webb or any of them may suffer or to which Webb or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse Webb and any such persons upon written demand for any expenses (including reasonable fees and

Charles Webb & Company
Page 19
August __, 1996

disbursements of counsel) incurred by Webb or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Conversion Application, the Ohio Application or the Holding Company Application (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky application or other instrument or document of the Company or based upon written information supplied by the Company and filed in any state or jurisdiction to register or qualify any or all of the Common Stock under the Blue Sky Laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or based upon information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify or register the Common Stock under the Blue Sky Laws thereto; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or, (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application (or any amendment or supplement thereto), preliminary or final Prospectus, Blue Sky Application or Sales Information distributed in connection with the Conversion, except to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company by you regarding you expressly for use under the caption "The Conversion-Marketing Plan" therein or statistical information regarding national averages provided by Webb for the Sales Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

     (b) Webb agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever, joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the

Charles Webb & Company
Page 20
August __, 1996


Registration Statement (or any amendment of supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Webb's obligations under this
Section 7(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by Webb regarding Webb expressly for use under the caption "The Conversion-Marketing Plan" in the Prospectus or statistical information regarding national averages provided by Webb for the Sales Information.

     (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 7 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or Webb, the Company and Webb shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company or Webb from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Webb is responsible for that portion

Charles Webb & Company
Page 21
August __, 1996

represented by the percentage that the fees paid to the Agent pursuant to
Section 1 of this Agreement bears to the gross proceeds received by the Company in the Offerings and the Company shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total gross proceeds from the Offerings received by the Company bear to the total fees received by the Agent pursuant to Section 1 of this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. Notwithstanding this Section 8, it is expressly agreed that Webb shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to Webb under Section 1 of this Agreement. It is understood that the above-stated limitation on Webb's liability is essential to Webb and that Webb would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section ll(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and Webb under this Section 8 and under Section 7 shall be in addition to any liability which the Company and Webb may otherwise have. For purposes of this Section 8, each of Webb's officers and directors and each person, if any, who controls Webb within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as you and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act, and each officer and director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 8, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve

Charles Webb & Company
Page 22
August __, 1996

the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 8.

     SECTION 9. CONDITIONS TO WEBB'S OBLIGATIONS. Webb's obligations hereunder, as to the Common Stock to be delivered at the Closing Date, are subject to the condition that all representations and warranties and other statements of the Bank and the Company herein are, at and as of the commencement of the Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that the Bank and the Company shall have performed in all material respects all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

     (a) The Registration Statement shall have been declared effective by the Commission. The Plan shall have been approved by the Superintendent and the OTS, and the Holding Company Application shall have been approved by the OTS, respectively, not later than 5:30 p.m. on the date of this Agreement, or with your consent at a later time and date, and at the Closing Date no stop order suspending the effectiveness or approval of the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, or the consummation of the Conversion shall have been issued under the 1933 Act, the 1933 Act Regulations or the Conversion Regulations or proceedings therefor initiated or threatened by the Commission, the Superintendent, the OTS or any state authority, and no order or other action suspending the effectiveness of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or threatened by the Commission, the Superintendent, the OTS or any state authority.

     (b)  At the Closing Date, Webb shall have received:

     (1) The opinion, dated as of the Closing Date, addressed to Webb and for its benefit, of Vorys, Sater, Seymour and Pease, counsel for the Company and the Bank, in form and substance satisfactory to Webb to the effect that:

     (i) The Company has been incorporated and duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application and the Prospectus; to the best of such counsel's knowledge the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a material adverse effect on the business, financial condition, results of operations or affairs of the Company or the Bank.

     (ii) Prior to the Closing Date, the Bank has been an Ohio state-chartered mutual savings and loan association, and, at the Closing Date, has become a duly incorporated and validly existing Ohio

Charles Webb & Company
Page 23
August __, 1996


state-chartered capital stock savings and loan association, in both instances with corporate power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application and the Prospectus.

     (iii) The Bank is a member of the FHLB of Cincinnati. The deposit accounts of the Bank are insured by the FDIC up to the current maximum amount for each depositor, as defined by applicable law, and no proceeding for the revocation of such membership or insurance is pending or, to the best of such counsel's knowledge, threatened.

     (iv) To the best of such counsel's knowledge, the Company and the Bank have good and marketable title to all properties and assets which are material to the business of the Company and the Bank and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus; and all of the leases and subleases material to the business of the Company and the Bank under which the Company and the Bank hold properties, as described in the Prospectus, are in full force and effect.

     (v) No material default by the Company or the Bank exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease or other instrument so described, referred to or filed.

     (vi) The information in the Prospectus describing the liquidation account, to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is described accurately.

     (vii) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been issued and outstanding prior to the Closing Date, except for shares issued to the incorporator of the Company, which shares were canceled on the Closing Date. At the Closing Date, the shares of Common Stock subscribed for pursuant to the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration therefor, will be duly and validly issued, fully paid and nonassessable. To the best of such counsel's knowledge, the holders of the Common Stock will acquire good title thereto, free and clear of any security interest, mortgage, pledge, lien, claim or other encumbrance or other defect in title (other than restrictions on transfer under applicable law and subject to such claims as may be asserted against the purchasers thereof by third party claimants) and except for the subscription rights under the Plan, there are no preemptive or other rights to subscribe for or to purchase, or, except as

Charles Webb & Company
Page 24
August __, 1996


otherwise set forth in the articles of incorporation and bylaws of the Company, any restriction upon the voting of the Common Stock.

     (viii) Upon consummation of the Conversion, when issued and delivered by the Company pursuant to the Plan against payment of consideration therefor, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued, fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien, claim or other encumbrances or other defect in title.

     (ix) The OTS has approved the Holding Company Application, subject to certain conditions, and no order has been issued by the OTS suspending or revoking such approval, and no action for such purpose has been instituted or, to the best of such counsel's knowledge, threatened with respect to the Holding Company Application and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Holding Company Application. The Holding Company Application complies as to form with the applicable requirements of OTS regulations; and the Company and the Bank have obtained all necessary approvals under and are duly authorized pursuant to OTS regulations to consummate the acquisition of the Bank as contemplated by the Holding Company Application and as described in the Registration Statement, the Conversion Application, the Ohio Application and the Prospectus.

     (x) The Conversion Application and the Ohio Application, including the Prospectus and Proxy Statement, as filed with the OTS and the Superintendent, respectively, comply as to form in all material respects with the Conversion Regulations and have been approved by the OTS and the Superintendent, respectively. The Prospectus and Proxy Statement have been authorized for use by the Superintendent and the OTS. The Superintendent and the OTS have authorized the Conversion, and no action has been taken, is pending or, to the best of such counsel's knowledge, been threatened to revoke such approvals or authorizations.

     (xi) The Plan complies in all material respects with the Conversion Regulations. To the best of such counsel's knowledge, the Company and the Bank have conducted the Conversion in all material respects in accordance with the Plan and the Conversion Regulations and all applicable rules, decisions and orders thereunder; the Plan has been duly authorized by the Boards of Directors of the Company and the Bank and approved by the required vote of the members of the Bank.

     (xii) The Bank has duly amended its articles of incorporation, constitution, and bylaws effective upon consummation of the Conversion to read in the form of an Ohio state-chartered capital stock savings and loan association; all applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company and the Bank by the Commission, the Superintendent or the OTS, except with respect to the filing of certain post-Conversion reports and any other actions required to be performed after the Closing Date, have been

Charles Webb & Company
Page 25
August __, 1996


complied with by the Company and the Bank, and no order has been issued by the Commission, the Superintendent or the OTS to suspend the Offerings, and no action for such purpose has been instituted or to the best of such counsel's knowledge threatened by the Commission, the Superintendent or the OTS or any other agency; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the Superintendent or the OTS in approving the Conversion Application or the OTS Application, respectively, or the Plan.

     (xiii) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Company and the Bank and this Agreement is a valid and binding obligation of the Company and the Bank, subject to the execution of this Agreement by a duly authorized officer of Webb and subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to or affecting creditors' rights, laws relating to the safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or the appointment of a conservator or receiver by the FDIC, to general principles of equity (whether considered in an action at law or in equity) and to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws or under considerations of public policy. The Bank and the Company have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby and by the Plan.

     (xiv) The Registration Statement is effective under the 1933 Act and no stop order suspending effectiveness has been issued under the 1933 Act or proceedings therefore initiated or, to the best knowledge of such counsel, threatened by the Commission or any state authority.

     (xv) Subject to the satisfaction of the conditions to the Superintendent's and the OTS's approval of the Conversion, and the OTS' approval of the Holding Company Application, no further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Common Stock and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the regulations of the NASD or the Nasdaq Small Cap Market.

     (xvi) At the time the Registration Statement became effective and the Conversion Application and the Ohio Application were approved by the OTS and the Superintendent, respectively, (i) the Registration Statement and the Prospectus (other than the financial statements, notes to financial statements, tables, schedules or other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Conversion Application, the Ohio Application, the Proxy Statement and the Prospectus (other than the financial statements, notes to financial statements, tables, schedules or other financial and statistical data included therein, as

Charles Webb & Company
Page 26
August __, 1996


to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Conversion Regulations.

     (xvii) The information in the Prospectus under the captions "Regulation," "Taxation," "Restrictions on Acquisition of MFC and the Association and Related Anti-Takeover Provisions," "The Conversion" and "Description of Authorized Shares" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects (except as to the financial statements and other financial and statistical data included therein as to which no opinion need be expressed), and the information under the caption "The Conversion - Principal Effects of the Conversion-Tax Consequences" has been reviewed by them and constitutes a correct summary of the opinions rendered to the Bank with respect to such matters.

     (xviii) The form of certificate used to evidence the shares of Common Stock is in due and proper form and complies with Ohio law and requirements of the Superintendent and the OTS applicable thereto.

     (xix) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company or the Bank which are required to be disclosed in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application or the Prospectus, other than those disclosed therein, and all pending legal and governmental proceedings to which the Company, or the Bank is the subject, if any, which are not disclosed in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application and the Prospectus including ordinary routine litigation incidental to the business, are considered in the aggregate, not material.

     (xx) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application or the Prospectus or to be filed as exhibits to the Registration Statement, the Conversion Application, the Ohio Application or the Holding Company Application, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xxi) To the best of such counsel's knowledge, the Company and the Bank have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus except where failure to obtain the same would not have a material adverse effect on the business, financial condition, results of operations or affairs of the Company and the Bank, and all such licenses, permits and other

Charles Webb & Company
Page 27
August __, 1996


governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying therewith.

     (xxii) Neither the Company nor the Bank is in violation of its articles of incorporation, constitution or bylaws (and the Bank will not be in violation of its articles of incorporation or constitution in stock form upon consummation of the Conversion) or, to the best of such counsel's knowledge, is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which the Company or the Bank or any of their property may be bound except for such defaults which would not have a material adverse impact on the financial condition or results of operations of the Company and the Bank on a consolidated basis; to the best of such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Bank is subject, nor will such action result in any violation of the provisions of the articles of incorporation, constitution or bylaws of the Company or the Bank (and will not result in any violation of the Bank's articles of incorporation or constitution in stock form upon consummation of the Conversion).

     (xxiii) To the best of such counsel's knowledge, the Company and the Bank are not in violation of any directive from the Commission, the Superintendent or the OTS to make any change in the method of conducting their businesses.

     Such counsel shall include an additional statement to the effect that, during the preparation of the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus, counsel participated in conferences with certain officers and other representatives of the Bank and the Company, representatives of Webb, counsel to Webb, representatives of the independent public accountants for the Bank and the Company at which conferences the contents of the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus and related matters were discussed and, although they are not passing upon and do not assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus, on the basis of the foregoing (relying as to factual matters on certificates of officers and other factual representations by the Bank and the Company), nothing has come to such counsel's attention that caused them to believe that the Registration Statement at the time it was declared effective by the SEC, the Conversion Application at the time it was approved by the OTS, the Ohio

Charles Webb & Company
Page 28
August __, 1996

Application at the time it was approved by the Superintendent, the Holding Company Application at the time it was approved by the OTS, or the Prospectus as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical methodology employed, in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application and the Prospectus).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States and Ohio, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Bank and public officials; provided copies of any such opinion or certificates of public officials are delivered to you together with the opinion to be rendered hereunder by counsel to the Company and the Bank. The opinion of such counsel for the Company and the Bank shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you are justified in relying thereon. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank.

     (2) The favorable opinion, dated as of the Closing Date, of Luse Lehman Gorman Pomerenk & Schick, P.C., your counsel, with respect to such matters as you may reasonably require. Such opinion may rely upon the opinions of counsel to the Bank and the Company, and as to matters of fact, upon certificates of officers and directors of the Company and the Bank delivered pursuant hereto.

     (c) At the Closing Date, you shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and of the Chief Executive Officer and Chief Financial Officer of the Bank, dated as of such Closing Date, to the effect that: (i) since the respective dates as of which information is given in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application and the Prospectus, there has been no material adverse change in the business, financial condition, earnings, properties or affairs of the Company or the Bank, whether or not arising in the ordinary course of business; (ii) the representations and warranties in Section 5 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iii) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, and the Company and Bank will comply with all obligations to be satisfied by them after the Conversion; (iv) no stop order suspending the effectiveness of the Registration Statement has been

Charles Webb & Company
Page 29
August __, 1996

initiated or, to the best knowledge of such officers, threatened by the Commission or any other authority; and (v) no order suspending the Offerings, the Conversion, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been initiated or, to the best knowledge of such officers, threatened by the Commission, the Superintendent, the OTS or any other state authority.

     (d) Prior to and at the Closing Date: (i) in the reasonable opinion of Webb, there shall have been no material adverse change in the business, financial condition, earnings, affairs of the Company or the Bank from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or the Bank from the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Bank shall not have received from the Commission, the Superintendent or the OTS any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Webb) or which materially and adversely would affect the business, financial condition, results of operations or affairs of the Company or the Bank; (iv) neither the Company nor the Bank shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the best knowledge of the Company and the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, financial condition, results of operations or affairs of the Company or the Bank; and (vi) the Common Stock shall have been qualified or registered for offering and sale in the jurisdictions in which the Common Stock will he offered for sale.

     (e) Concurrently with the execution of this Agreement, Webb and the Bank shall receive a letter from Grant Thornton, LLP, dated the date hereof and addressed to Webb: (i) confirming that Grant Thornton, LLP, is a firm of independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations and the Code of Professional Conduct of the American Institute of Certified Public Accountants, and stating in effect that in their opinion the financial statements of the Bank at June 30, 1996 and 1995 and for the years ended September 30, 1995, 1994, and 1993 included in the Prospectus and covered by their opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations, and GAAP applied consistently; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Boards of Directors of the Bank and the Company and

Charles Webb & Company
Page 30
August __, 1996


the members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: (A) the unaudited financial statements of the Bank included in the Prospectus are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; and (B) during the period from the date of the latest audited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any increase in borrowing or in non-performing assets by the Company or the Bank; and (C) except as otherwise discussed in the Prospectus there was any decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest audited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year (included in the "Recent Developments" section of the Prospectus, if any); and (iii) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection
(e), it has compared with the general accounting records of the Company and/or the Bank, as applicable, which are subject to the internal controls of the Company's and/or the Bank's, as applicable, accounting system and other data prepared by the Company and/or the Bank, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

     (f) At the Closing Date, Webb shall receive a letter from Grant Thornton, LLP, dated the Closing Date, addressed to Webb, confirming the statements made by it in the letter delivered by it pursuant to subsection (e) of this Section 9, the "specified date" referred to in clause (ii) (C) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

     (g) At the Closing Date, you shall have received a letter from Keller & Co., Inc., dated as of the Closing Date, confirming its independent appraisal. Such independent appraisal shall be in form and substance satisfactory to you and shall be consistent with the terms of the Plan.

     (h) At the Closing Date, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Common Stock as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions contained herein; and all proceedings taken by the Company and the Bank in connection with the Conversion and the sale of the Common Stock as herein contemplated shall be satisfactory in form and substance to you and your counsel.

Charles Webb & Company
Page 31
August __, 1996

     (i) The Company and the Bank shall not have sustained since the date of the latest audited financial statements included in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus, and since the respective dates as of which information is given in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus, there shall not have been any material change in the consolidated long-term debt of the Company or the Bank other than debt incurred in relation to the purchase of Common Stock by the ESOP, if any, or any material change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Registration, and the Prospectus, the effect of which, in any such case described above, is in your judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offerings or the delivery of the Common Stock on the terms and in the manner contemplated in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus.

     (j) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange, American Stock Exchange or the over-the-counter market, or quotations halted generally on the Nasdaq National Market, Nasdaq Small Cap Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on commercial banks, federal savings banks or savings and loan association in Ohio or a general moratorium on the withdrawal of deposits from commercial banks, federal savings banks or savings and loan associations in Ohio, declared by either federal or Ohio authorities;
(iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or
(iv) a material decline in the price of equity or debt securities if the effect of such a decline, in your judgment, makes it impracticable or inadvisable to proceed with the Offerings or the delivery of the Common Stock on the terms and in the manner contemplated in the Registration Statement, the Conversion Application, the Ohio Application, the Holding Company Application, and the Prospectus.

     SECTION 10. TERMINATION AND CANCELLATION.

     (a) If the Company fails to sell the minimum amount of Common Stock required to be sold

Charles Webb & Company
Page 32
August __, 1996

by the Superintendent and the OTS within the period specified, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, this Agreement shall terminate upon refund by the Bank to each person who has subscribed for or ordered any of the Common Stock the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Bank and/or the Company as set forth in Sections 1, 2, 7, and 8 hereof.

     (b) This Agreement may be terminated by the Agent, with respect to the Agent's obligations hereunder, by notifying the Company or the Bank at any time at or prior to the Closing Date, if any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement or if the Conversion has not been completed by December 31, 1996.

     (c) If any of the conditions specified herein shall not have been fulfilled when and as required by this Agreement, or by December 31, 1996, this Agreement and all of Webb's obligations hereunder may be canceled by Webb by notifying the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 2, 7 and 8 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Bank and the Company jointly and severally agree to reimburse you for all of your out-of-pocket expenses (including the reasonable fees and expenses of Webb's counsel) subject to the applicable provision of Sections 1 and 2 reasonably incurred by you and your counsel in contemplation of the Offerings.

     SECTION 11. SURVIVAL. The respective indemnities, contributions, agreements, representations, warranties and other statements of the Bank, the Company and you, as set forth in this Agreement, shall remain in full force and effect, regardless of (i) any investigation (or any statement as to the results thereof) made by or on behalf of Webb or its officers, directors, controlling persons, agents or employees or by or on behalf of the Company or the Bank or any officers, directors, controlling persons, agents or employees of the Company or the Bank; (ii) delivery of and payment hereunder for the Common Stock; or
(iii) any termination of this Agreement.

     SECTION 12. NOTICES. Notices hereunder, except as otherwise provided herein, shall be given in writing or by telegraph, addressed (a) to the Agent at 211 Bradenton, Dublin, Ohio 43017 (Attention: Patricia A. McJoynt), with a copy to Luse Lehman Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W., Suite 400, Washington, D.C. 20015 (Attention: Kenneth R. Lehman, Esq.) and (b) to the Company and the Bank at the Bank's principal office, 7522 Hamilton Avenue, Mt. Healthy, Ohio 45231 (Attention: John T. Larimer, President and Chief Executive Officer) with a copy to Vorys, Sater, Seymour and Pease, 221 East Fourth Street, Atrium II, Suite 2100, Cincinnati, Ohio 45202 (Attention: Cynthia
A. Shafer, Esq.).

Charles Webb & Company
Page 33
August __, 1996


     SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio except if federal law shall be deemed to apply.

     SECTION 14. SEVERABILITY. Any provision or term of this Agreement found to be invalid or unenforceable shall not effect the validity or enforceability of the remaining provisions and terms of this Agreement.

     SECTION 15. MISCELLANEOUS.

     (a) Time shall be of the essence of this Agreement.

     (b) This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any of the Common Stock.

     (c) This Agreement sets forth the entire understanding and agreement among the parties hereto representing the subject matter hereof and supersedes and cancels all prior agreements and understanding, written or oral, including the Letter Agreement (except to the extent of the reference to Exhibit A of the Letter Agreement in Section 1 hereof.

     (d) This Agreement may be signed in various counterparts which together will constitute one agreement.

Charles Webb & Company
Page 34
August __, 1996


     If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

Very truly yours,

MARKET FINANCIAL CORPORATION                 THE MARKET BUILDING AND SAVING
                                             COMPANY


By:                                          By:
   --------------------------------             ------------------------------
   John T. Larimer                               John T. Larimer
   President and Chief Officer                   President and Chief Officer

Accepted as of the date first above written.

CHARLES WEBB & COMPANY



By:
   ----------------------------------
   Patricia A. McJoynt

                                    EXHIBIT A

                             SUPPLEMENTAL AGREEMENT

     This Supplemental Agreement ("Agreement") is entered into this ______ day of __________1996, by and between The Market Building and Saving Company ("Bank") and Charles Webb & Company ("Webb");

                              W I T N E S S E T H:

     WHEREAS, the Bank has retained Webb as its financial agent to assist in the sale of the stock of its proposed holding company, Market Financial Corporation ("Company"), pursuant to the Agency Agreement dated __________, 1996 ("Agency Agreement");

     WHEREAS, in consideration for the rendering of its services, Webb seeks the Bank to indemnify and provide contribution to it to the same extent the Company has agreed to indemnify and provide contribution to Webb pursuant to Sections 7 and 8 of the Agency Agreement, and the Bank desires Webb to indemnify and provide contribution to it to the same extent Webb has agreed to indemnify and provide contribution to the Company pursuant to Sections 7 and 8 of the Agency Agreement;

     WHEREAS, the Bank has been informed by its special counsel, Vorys, Sater, Seymour and Pease, that such an indemnification and contribution by the Bank may not comply with the quantitative limitations and collateral requirements of
Section 23A of the Federal Reserve Act ("Section 23A") and may be violative of federal law and, therefore, should not be entered into by the Bank;

     WHEREAS, the Bank and Webb mutually desire the provisions of this Agreement to become a part of, and not be superseded by, the Agency Agreement;

     NOW THEREFORE, in consideration of the promises and the mutual covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed that:

     1.   INDEMNIFICATION

     (a) The Bank will indemnify Webb to the extent permissible under Section 23A. Such indemnification by the Bank, if any, permitted shall be in conformity with and subject to the conditions and limitations contained in Section 7 of the Agency Agreement; provided such conditions and limitations do not conflict with the applicable requirements of Section 23A.

     (b) Webb will indemnify the Bank to the same extent Webb has agreed to indemnify the Company pursuant to Section 7 of the Agency Agreement.

     2.   CONTRIBUTION

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 1 of this Agreement is due, the Bank and Webb hereby agree that the contribution provision contained in
Section 8 of the Agency Agreement shall apply to the extent that the Bank's contribution does not exceed the provisions of Section 23A.


     3.   EXISTING OBLIGATIONS

     This Agreement shall not in any way, other than as stated in Sections 1 and 2 above, be viewed as affecting, either by limiting or expanding, the rights, obligations and duties set forth in the Agency Agreement.

     4.   MISCELLANEOUS PROVISIONS

     (a) This Agreement shall be construed in accordance with the laws of the State of Ohio.

     (b) This Agreement shall be binding upon the Bank and Webb and shall inure to the benefit of their successors and assigns.

     (c) No amendment, modification, or cancellation of this Agreement shall be effective unless in writing signed by all parties hereto.

     (d) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (e) This Agreement shall become effective upon execution and delivery hereof by all the parties hereto; delivery of this Agreement may be made by telecopier to the parties with original copies promptly to follow by overnight courier.

     IN WITNESS WHEREOF, the Bank and Webb have executed this Agreement by their duly authorized representatives.

                                     THE MARKET BUILDING AND SAVING
                                     COMPANY


                                     By:
                                         ----------------------------------
                                          John T. Larimer
                                          President and Chief Executive Officer


                                          CHARLES WEBB & COMPANY


                                     By:
                                        ------------------------------------
                                         Patricia A.  McJoynt